As filed with the Securities and Exchange Commission on August 8, 2005
Registration No. 333-121136

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to
Form S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
Charter Communications, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	4841	43-1857213
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
12405 POWERSCOURT DRIVE
ST. LOUIS, MISSOURI 63131
(314) 965-0555
(Address, including zip code, and telephone number, including area code, of registrant principal executive offices)
Paul E. Martin
Senior Vice President, Interim Chief Financial Officer, Principal Accounting Officer and Corporate Controller
12405 Powerscourt Drive
St. Louis, Missouri 63131
(314) 965-0555
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Alvin G. Segel, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067-4276 (310) 277-1010	Jeremy W. Dickens Brian A. Haskel Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000

      Approximate date of commencement of proposed sale to the public: Not Applicable.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

Deregistration of Shares

      Charter Communications, Inc. (“Charter”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (File No. 333-121136), which originally registered 150,000,000 shares of Charter’s Class A common stock, par value $.001 per share. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 is filed to deregister 122,830,000 shares of the Class A common stock previously registered on such Form S-1 that remained unsold at the close of business on July 29, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on August 5, 2005.

CHARTER COMMUNICATIONS, INC.,
Registrant

By:	/s/ Paul E. Martin

Name: Paul E. Martin

Title:	Senior Vice President, Interim Chief Financial Officer, Principal Accounting Officer and Corporate Controller

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul G. Allen	Chairman of the Board of Directors	August 5, 2005

* Robert P. May	Interim President, Chief Executive Officer, Director (Principal Executive Officer)	August 5, 2005

/s/ Paul E. Martin Paul E. Martin	Senior Vice President, Interim Chief Financial Officer, Principal Accounting Officer and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)	August 5, 2005

* W. Lance Conn	Director	August 5, 2005

* Jonathan L. Dolgen	Director	August 5, 2005

* David C. Merritt	Director	August 5, 2005

* Marc B. Nathanson	Director	August 5, 2005

* Jo Allen Patton	Director	August 5, 2005

* John H. Tory	Director	August 5, 2005

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Signature		Title	Date

* Larry W. Wangberg		Director	August 5, 2005

*By:	/s/ Thomas J. Hearity Thomas J. Hearity Attorney-in-Fact

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